EXHIBIT 99.1

FORZA X1 REPORTS RESULTS FOR THE YEAR ENDED DECEMBER 31, 2023

FORT PIERCE, FL / ACCESSWIRE / March 26, 2024 — Forza X1, Inc. (Nasdaq: FRZA) (“Forza,” the “Company”), a developer of electric sport boats, today reported operational highlights and financial results for the year ended December 31, 2023.

Highlights for the Year Ended December 31, 2023:

•	Cash, cash equivalents, and marketable securities were approximately $12,803,000 at December 31, 2023 compared to $12,767,000 at December 31, 2022.

•	Announced Autonomous A.I Technology Partnership to create the world’s first autonomously equipped recreational sport boats.

•	Construction of a new 60,000 square foot state-of-the-art manufacturing facility in Marion, North Carolina, is progressing on schedule.

“We aim to be among the first to develop and manufacture electric boats targeting the recreational market,” said Joseph Visconti, Executive Chairman and Interim Chief Executive Officer of Forza X1, Inc. “Our mission is to build stylish recreational boats that provide a sustainable alternative to the recreational boating industry and solve fuel availability headaches in select markets. Focused on the creation and implementation of marine electric vehicle (“EV”) technology to control and power our electric boats, we have designed, built and tested multiple Forza company units, including three offshore-style catamarans, two bay boat-style catamarans, one deck boat, and three 22-foot center or dual console (F22) monohulls.”

 ”The marine industry has been slow to adopt electric boating due to several factors that have made sustained progress difficult. “Elevated interest rates, widespread negative perception about the economy, and the lack of substantial infrastructure for electric boating are just some challenges the industry faces in 2024,” remarked Visconti.

Despite these hurdles, Forza continues to make strides to fulfill its mission. In late 2023 and early 2024, the Company’s outboard motor has undergone an extensive redesign. This new design incorporates simplified frame structure that uses stacked custom castings which are sealed for increased durability and corrosion protection. The overall shape of the motor and cowlings have been updated, and the cowlings redesigned to facilitate higher volume manufacturing processes such as thermoform and injection molding. Furthermore, the motor cooling circuits have been re-engineered to optimize cooling flow rates to the inverter, which have yielded better runtime, speed, and range and aims to extend time on the water in a single charge. The engine design, lower units, and the control systems are continuously improved with each iteration. The Company continues to iterate the engine design, including value engineering of parts and lightweighting of engine components.

Forza’s propulsion system is also undergoing extensive design verification testing. This plan consists of over one hundred different tests, including safety critical operational testing, 2,000-hour endurance tank testing, log strike testing, wave hop simulation testing, corrosion mitigation, extreme temperature testing, user interface, and sea trial runs. The system successfully passed the initial rounds of safety critical operational testing and cooling testing and is tracking for a successful endurance testing using our state-of-the-art tank station.

“While development continues, we are also in discussion with several high-profile marine manufacturers to offer our electrification expertise and hardware packages as a service,” stated Visconti.

“Despite the industry headwinds, our team is constantly evaluating new opportunities, reducing unnecessary expenditures and shelving long-term projects in favor of those with more near-term impacts. There is a lot to look forward to this year and the Forza team is ready to face any challenges to ensure our Company’s mission is successful.”

Conference Call

Executive Chairman and Interim CEO Joseph Visconti will hold a conference call today, Tuesday, March 26, 2024 at 10:00 AM ET. To listen to the conference call, interested parties should dial 1-877-407-4018 and use Conference ID 13745200. All callers should dial in approximately 10 minutes before the scheduled start time and ask to join the Forza X1 conference call.

The conference call will also be available through a live audio webcast that can be accessed by clicking on the LINK HERE.

The Company’s complete financial statements are being filed today with the Securities and Exchange Commission and can be accessed via https://ir.forzax1.com/sec-filings.

About Forza X1, Inc.

Forza X1, Inc.’s mission is to inspire the adoption of sustainable recreational boating by producing stylish electric sport boats. We are focused on creating, implementing, and selling electric boats utilizing our electric vehicle technology to control and power our boats and proprietary outboard electric motor. Our electric boats are designed to be fully integrated including the hull, outboard motor, and control system. For more information, please visit forzax1.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding being among the first to develop and manufacture electric boats targeting the recreational market, building stylish recreational boats that provide a sustainable alternative to the recreational boating industry and solve fuel availability headaches in select markets, continuing to iterate the engine design of the Company’s outboard motor, including value engineering of parts and lightweighting of engine components, Forza’s propulsion system tracking for a successful endurance testing using the Company’s state-of-the-art tank station, being in discussion with several high-profile marine manufacturers to offer our electrification expertise and hardware packages as a service, the Forza team constantly evaluating new opportunities, reducing unnecessary expenditures and shelving long-term projects in favor of those with more near-term impacts, and being ready to face any challenges to ensure the Company’s mission is successful. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to complete the testing, design work, and fabrication iterations on its electric model lineup of boats, the Company’s ability to bring its new boat models to market, the Company’s ability to complete construction of its manufacturing facility in Marion, North Carolina as planned, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission and declared effective on March 11, 2024. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@forzax1.com

	December 31,	December 31,
	2023	2022	Change	% Change
Cash and cash	$9,821,531	$12,767,199	$(2,945,668)	(23.1%)
Current assets	$13,370,219	$13,286,934	$83,285	0.6%
Current liabilities	$842,594	$453,191	$389,403	85.9%

	Years Ended December 31,
	2023	2022	Change	% Change
Net sales - related party	$37,118	$—	$37,118	—
Cost of sales - releated party	$33,744	$—	33,744	—
Cost of sales	$123,893	$232,744	$(108,851)	(47%)
Gross loss	$(120,519)	$(232,744)	$112,225	(48%)
Operating expenses	$6,472,914	$3,420,515	$3,052,399	89%
Loss from operations	$(6,593,433)	$(3,653,259)	$(2,940,174)	80%
Other income	$660,320	$23,178	$637,142	2,749%
Net loss	$(5,933,113)	$(3,630,081)	$(2,303,032)	63%
Net loss per common share: Basic and Diluted	$(0.44)	$(0.44)	$(0.01)	2%